UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 21, 2012

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive, Suite 100, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of SecureAlert, Inc. (the “Registrant”) appointed Mr. Guy Dubois as a director on November 21, 2012 and appointed to the Oversight Committee.  Guy Dubois is a Director at Singapore based Tetra House Pte. Ltd., that provides consulting and advisory services worldwide.  Mr. Dubois was Chief Executive Officer of gategroup AG from September 2008 until April 2011. He previously held the positions of President, Executive Vice President Finance and Administration, Chief Administrative Officer and Chief Financial Officer of Gate Gourmet Holding LLC. He has served as a manager of the Board of Managers of Gate Gourmet Holding LLC since March 2007 and as a member of the Board of gategroup AG from February 2008 until April 2011.  Prior to joining Gate Gourmet in July 2003, Mr. Dubois was Vice President Finance, Administration, Demand and Supply Chain for Roche’s Vitamins Inc. in New Jersey from 2000 to 2003. Prior to which he was Area Manager, Finance and Administration for Roche’s Vitamins Asia-Pacific Pte. Ltd. from 1997 to 1999 and Finance Manager from 1995 to 1997 in Singapore. Mr. Dubois worked in corporate finance for Hoffman-La Roche in 1994.  Mr. Dubois also served on the European Organization for Nuclear Research (CERN) team in Switzerland in various roles, including Treasurer and Chief Accountant, Manager General Accounting and Financial Accountant from 1989 to 1994.  He also worked with IBM in Sweden from 1984 to 1988 as Product Support Specialist for Financial Applications.  He attended the Limburg Business School in Diepenbeek, Belgium, and has a degree in Financial Science and Accountancy.  Mr. Dubois is a Belgian citizen.  The Board believes that Mr. Dubois' financial and operational experience will be a tremendous asset to the Company as a member of the Board of Directors.

Mr. Dubois’ appointment to the Board of Directors is part of a potential financing arrangement with Sapinda Asia Ltd. (“Sapinda”) whereby Sapinda will loan funds to the Registrant.  A requirement of the proposed financing arrangement with Sapinda is the appointment of a representative of Tetra House Pte. Ltd., which is owned by Mr. Dubois.

An executive of gategroup holdings AG, an airline catering company headquartered in Switzerland, was convicted in a Danish court in September 2012 for fraud and embezzlement involving company assets.  Mr. Dubois who was Chief Executive Officer of the company at the time the executive committed the acts leading to her conviction, voluntarily resigned from gategroup holdings AG in 2011.  The Zurich State Prosecutor initiated an investigation in 2011 focused on whether other individuals, including Mr. Dubois were aware of or benefitted personally from the fraud and embezzlement that occurred.  Mr. Dubois, who has indicated he was unaware of any of these activities at the time they were being committed, has been cooperating with that investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureAlert, Inc.

	By:	/s/ Chad Olsen
Dated: November 27, 2012		Chad Olsen, CFO